UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2006

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-18859 (Commission File Number)	73-1371046 (I.R.S. Employer Identification No.)
300 Johnny Bench Drive Oklahoma City, Oklahoma (Address of Principal Executive Offices)		73104 (Zip Code)

(405) 225-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 14, 2006, Sonic Corp (“Sonic” or the “Company”) signed a credit agreement (the “Credit Agreement”) with Bank of America, N.A., Lehman Commercial Paper Inc., and the lenders party thereto from time to time, which provides for new senior secured credit facilities, which consist of the following: (i) a $100 million five-year revolving credit facility, which provides for loans and letters of credit to be issued from time to time at Sonic’s request; and (ii) a $675 million seven-year term loan facility which provides for borrowings to be made in two drawings.

The proceeds of the term loan facility and a portion of the revolving credit facility will be used to fund the purchase of shares tendered in Sonic’s tender offer, refinance certain of Sonic’s existing indebtedness and pay the related fees and expenses. Funding under the Credit Agreement is subject to certain conditions, including the condition that shares of Sonic’s common stock have been accepted for payment in the tender offer.

A copy of the Credit Agreement is filed as an exhibit to Sonic’s Amendment No. 3 to Schedule TO filed with the Securities and Exchange Commission on September 14, 2006. The following description of the terms and conditions of the new senior secured credit facilities is qualified by reference to the Credit Agreement.

Interest Rate. Interest on loans under the new senior secured credit facilities will be payable at per annum rates equal to (1) in the case of the revolving credit facility, (a) initially, LIBOR plus 175 basis points and adjusting over time based upon Sonic’s leverage ratio and (b) for all dollar-denominated loans, starting at the higher of (i) the Bank of America prime rate or (ii) the Federal Funds rate plus 50 basis points, and adjusting over time based upon Sonic’s leverage ratio and (2) in the case of the term loan facility, (a) initially, LIBOR plus 200 basis points and (b) for dollar-denominated loans, starting at the higher of (i) the Bank of America prime rate or (ii) the Federal Funds rate plus 75 basis points, and adjusting with time based upon Sonic’s Moody’s Investors Service Inc. credit ratings.

Commitment Fees. Sonic will pay a commitment fee on the unused portion of the revolving credit facility, starting at 0.375% and adjusting over time based upon Sonic’s leverage ratio.

Conditions to Funding. Sonic’s ability to reserve funds from the revolving credit facility and the term loan facility is conditioned upon various customary representations and warranties being true at the time of the borrowing, and upon no event of default under the term loan facility or the revolving credit facility existing or resulting from the receipt of such funds.

Security Interests. Sonic and all of its domestic subsidiaries have granted the lenders under the new senior secured credit facility valid and perfected first priority (subject to certain exceptions) liens and security interests in (1) all present and future shares of capital stock (or other ownership profit interests) in each of its present and future subsidiaries (subject to certain limitations), (2) all present and future property and assets, real and personal and (3) all proceeds and products of the property and assets described in clauses (1) and (2).

Representations, Warranties, Covenants and Events of Default. The Credit Agreement governing the new senior secured credit facilities contains certain representations and warranties, certain affirmative covenants, certain negative covenants, certain financial covenants, certain conditions and events of default that are customarily required for similar financings. Such negative covenants include limitations on liens, consolidations and mergers, indebtedness, capital expenditures, asset dispositions, sale-leaseback transactions, stock repurchases, transactions with affiliates and other restrictions and limitations. Furthermore, the Credit Agreement requires Sonic to maintain compliance with certain financial covenants such as a Leverage Ratio and Fixed Charge Coverage Ratio.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

    (c)  Exhibits.

10
Credit Agreement dated as of September 14, 2006 among Sonic Corp., as the borrower, the domestic subsidiaries of Sonic Corp., as the guarantors, Bank of America N.A., as Administrative Agent Swing Line Lender and L/C Issuer, Lehman Commercial Paper, Inc., as Syndication Agent and the other Lenders party thereto (filed as an exhibit to the Company’s Amendment No. 3 to Schedule TO filed September 14, 2006, and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
REGISTRANT:

SONIC CORP.

Date: September 20, 2006	By: /s/ Stephen C. Vaughan
Stephen C. Vaughan,
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10
Credit Agreement dated as of September 14, 2006 among Sonic Corp., as the borrower, the domestic subsidiaries of Sonic Corp., as the guarantors, Bank of America N.A., as Administrative Agent Swing Line Lender and L/C Issuer, Lehman Commercial Paper, Inc., as Syndication Agent and the other Lenders party thereto (filed as an exhibit to the Company’s Amendment No. 3 to Schedule TO(filed as an exhibit to the Company’s Amendment No. 3 to Schedule TO filed September 14, 2006, and incorporated herein by reference).